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                                                                      EXHIBIT 99

             Interliant Promotes Bruce Graham to President and CEO

PURCHASE, NY, APRIL 26, 2001 -- The Board of Directors of Interliant, Inc. (Nasdaq:INIT) today announced that Bruce Graham has been promoted to president and chief executive officer effective immediately; he also has been appointed to Interliant's Board of Directors. Graham has served as chief operating officer
(COO) for the Company since August 2000 and was instrumental in developing Interliant's restructuring plan, which was announced April 2. Graham will replace Herb Hribar, who has resigned as president and CEO, and as a member of the Interliant Board, to pursue other opportunities.

"The Interliant Board is pleased to name Bruce Graham as president and CEO and to have access to his considerable leadership and management capabilities. We believe that our action today positions Interliant to more quickly capitalize on opportunities in our focus areas, successfully execute our business plan, and drive the Company's long-term strategy," said Bradley Feld, Interliant co-chairman. "Bruce brings to his new role vision, experience, high energy, and a track record of success. His strong background in implementing corporate strategy and delivering to the bottom line are precisely the skill set necessary to advance Interliant's leadership in its market and to position it to maintain a leading role as the ASP model continues to gain traction."

"My first priority as president and CEO will be to mobilize the full potential of the Company as we move to execute our current strategy," Graham said. "We expect our recent actions to strengthen our business model and to stimulate top-line growth in the areas in which we have the greatest strength and see the greatest opportunities, including Managed Messaging, Hosting and Security, Private-Label/OEM Web Hosting, and Professional Services. We are excited that the Gartner Group has recognized Interliant as the third-largest North American ASP, but our goal is to make Interliant Number One in those areas in which we have a significant competitive advantage."

As Interliant's COO, Graham has had responsibility for executing Interliant's blueprint for aligning product development, delivery and ongoing support under common leadership. He and his team also were tasked with accelerating the integration of Interliant's acquired companies. Graham, who began his career with IBM, came to Interliant from The Feld Group, a top-tier management firm that provides best-in-class technology leadership to help companies tackle complex technology transformations. He has more than 15 years of experience in IT strategy and management and has served as CIO of several multi-billion dollar corporations. Graham attended the Advanced Management Program at Harvard Business School and holds a bachelor's degree from Texas Tech University.

About Interliant
----------------
Interliant, Inc. (Nasdaq:INIT) is a leading global application service provider
(ASP) and pioneer in the ASP market. Interliant's INIT Solutions Suite includes managed messaging, managed hosting, security, OEM Web hosting, and professional services. Interliant, headquartered in Purchase, NY, has forged strategic alliances with the world's leading software, networking and hardware manufacturers including Microsoft (Nasdaq:MSFT), Dell Computer Corporation (Nasdaq:DELL), Oracle Corporation (Nasdaq:ORCL), Verisign/Network Solutions (Nasdaq:VRSN), IBM (NYSE:IBM), Sun Microsystems Inc. (Nasdaq:SUNW), and Lotus Development Corp. For more information about Interliant, visit www.interliant.com.
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Interliant and INIT Solutions Suite are trademarks of Interliant, Inc., in the
United States, other countries, or both. Other company, product, and service names may be trademarks or service marks of others.

     This press release contains forward-looking statements that can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "plan," "forecast" and similar words and expressions. Such forward-looking statements involve risks and uncertainties that may cause actual results, performance, achievements and the timing of certain events to differ significantly from the results discussed or implied in the forward-looking statements. Therefore, no forward-looking statement can be guaranteed. Important factors to consider in evaluating such forward-looking statements include uncertainty that demand for our services will increase and other competitive market factors, changes in Interliant's business strategy or an inability to execute Interliant's strategy due to unanticipated changes in its business, its industry or the economy in general, unforeseen difficulties in integrating acquisitions and other factors set forth more fully in Interliant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all factors affecting Interliant's forward-looking statements and investors therefore should not consider any list of factors affecting Interliant's forward-looking statements to be an exhaustive statement of risks, uncertainties or potentially inaccurate assumptions. Interliant does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that Interliant's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.